SMIK GRANTOR RETAINED ANNUITY TRUST
POWER OF ATTORNEY
FOR SECTION 16 REPORTING PURPOSES
Know all by these presents, that the undersigned hereby constitutes and appoints Thomas Yih, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:
(1)prepare and execute for and on behalf of the undersigned Forms
3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder,
and any other forms or reports the undersigned may be
required to file in connection with the undersigned's
ownership, acquisition, or disposition of securities of
Silvaco Group, Inc. (the “Company”);
(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-
in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood
that the documents executed by such attorney-in-fact on
behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-
in-fact. The undersigned agrees that such Attorney in Fact herein may rely entirely on information furnished orally or in writing by the undersigned to such Attorney in Fact. The undersigned also agrees to indemnify and hold harmless such Attorney in Fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such Attorney in Fact for purposes of executing, acknowledging, delivering, or filing the EDGAR Access Code Application, and agrees to reimburse such Attorney in Fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 27, 2023.

SMIK GRANTOR RETAINED ANNUITY TRUST

Signature: /s/ Mark Hancock
Name:    Mark Hancock
Title:    Trustee